As filed with the Securities and Exchange Commission on April 25, 2023

Registration No. 333-271277

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PRECIPIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	91-1789357
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4 Science Park

New Haven, Connecticut 06511

(203) 787-7888

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Ilan Danieli

Chief Executive Officer

Precipio, Inc.

4 Science Park

New Haven, Connecticut 06511

(203) 787-7888

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Stephen M. Davis

Goodwin Procter LLP

620 Eighth Avenue

New York, NY 10018

Telephone: (212) 812-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☒	Smaller Reporting Company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains:

•	a base prospectus, which covers the offering, issuance and sales by us of up to $50,000,000 in the aggregate of the securities identified above from time to time in one or more offerings
•	a sales agreement prospectus covering the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $5,800,000 of the registrant’s common stock that may be issued and sold from time to time under a sales agreement, or the Sales Agreement, with A.G.P / Alliance Global Partners.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to Completion dated April 25, 2023

PROSPECTUS

$50,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may from time to time issue, in one or more series or classes, our common stock, preferred stock, debt securities, warrants and/or units. We may offer these securities separately or together in units. We will specify in the applicable accompanying prospectus supplement the terms of the securities being offered. We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions or discount arrangements, in the applicable accompanying prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement.

This prospectus provides a general description of the securities we may offer. We will provide specific terms of these offerings and securities in one or more supplements to this prospectus, which may also supplement, update or amend information contained in this document. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of these securities.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities offered by this prospectus, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement, as well as the specific terms of the plan of distribution.

Our common stock is listed on The Nasdaq Capital Market under the symbol “PRPO”. The last reported sale price of our common stock on April 21, 2023 was $0.6551 per share. Our principal executive office is located 4 Science Park, New Haven, Connecticut 06511. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the shelf securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have offered and sold $634,628 in value of shares of our common stock pursuant to General Instruction I.B.6 of Form S-3. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 10 in this prospectus to read about the factors you should consider before buying shares of our common stock

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is
                     , 2023

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under the shelf registration, we and/or selling stockholders may offer shares of our common stock and preferred stock, various series of warrants to purchase common stock or preferred stock, debt securities or any combination thereof, from time to time in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The applicable prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 28 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, the accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise requires, references to “Precipio,” the “company,” “we,” “us” and “our” refer to Precipio, Inc., and its consolidated subsidiaries, or either or all of them as the context may require.

PROSPECTUS SUMMARY

This summary does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully, especially the “Risk Factors” and our financial statements and the related notes from our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 30, 2023, and is incorporated herein by reference, and other documents we file with the SEC that are deemed incorporated by reference into this prospectus before deciding to invest in shares of our common stock.

Business Description

Precipio, Inc., and its subsidiaries, (collectively, “we”, “us”, “our”, the “Company” or “Precipio”) is a healthcare biotechnology company focused on cancer diagnostics. Our mission is to address the pervasive problem of cancer misdiagnoses by developing solutions to mitigate the root causes of this problem in the form of diagnostic products, reagents and services. Misdiagnoses are caused by numerous factors, among them outdated diagnostic technologies, lack of subspecialized expertise, and sub-optimal laboratory processes that are needed in today’s diagnostic cancer testing in order to provide accurate, rapid, and resource-effective results to treat patients. We focus on blood related cancers which represent some of the most complex cancers to diagnose, and are prone to some of the highest rates of misdiagnosis; industry studies estimate 1 in 5 blood-cancer patients are misdiagnosed. As cancer diagnostic testing has evolved from a cellular to a molecular/genetic-based approach, laboratory testing has become extremely complex, requiring even greater diagnostic precision, attention to process and a more appropriate evaluation of the abundance of genetic data to effectively gather, consider, analyze and present information for the physician for patient treatment.

We develop and sell diagnostic products, reagents and services that improve the accuracy and efficiency of diagnostics, and lead to fewer misdiagnoses. We believe that our products and services impact patient outcomes by providing more accurate diagnostic results than current industry accepted practices that better inform the selection of appropriate therapeutic options. Furthermore, we believe that better patient outcomes have a positive impact on healthcare expenses as a result of fewer misdiagnoses. We believe our platform delivers better diagnostic accuracy than industry peers because of the technologies, workflow processes and experience we have developed. We market our technologies to other laboratories; additionally, we also operate our own laboratory, focused on delivering specialized diagnostic services to physicians and their patients to better ensure they receive accurate results leading to fewer misdiagnoses and promoting cost savings. Better Diagnostic Results – Better Patient Outcome – Lower Healthcare Expenditures.

To deliver our strategy, we have structured our organization in order to drive development of diagnostic products. In our laboratory and R&D facilities located in New Haven, Connecticut and Omaha, Nebraska, our development teams work to develop, test, and ultimately run new products and services in a clinical setting. We operate CLIA (Clinical Laboratory Improvement Amendments), laboratories in both the New Haven, Connecticut and Omaha, Nebraska locations providing essential blood cancer diagnostics to office-based oncologists in many states nationwide.

Industry

We believe there is a significant problem of misdiagnosis across numerous disease states (particularly in blood-related cancers) due to an inefficient and commoditized industry. We believe that the diagnostic industry focuses primarily on competitive pricing and test turnaround times, (“TAT”), at the expense of quality and accuracy. Increasingly complex disease states are met with eroding specialization rather than increased subspecialized expertise. According to a study conducted by the National Coalition of Health, this results in blood cancer misdiagnosis rates as high as 28%, failing to meet the needs of physicians, patients and the healthcare system as a whole. New technologies offer improved accuracy; however, many are either inaccessible or are not economically practical for clinical use. Despite much publicity of the industry transitioning from fee-per-service to value-based payments, this transition has not yet occurred in diagnostics. When a patient is misdiagnosed, physicians often end up administering incorrect treatments, creating adverse effects rather than improving outcomes. We believe that Insurance Providers, Medicare and Medicaid waste valuable dollars on the application of incorrect treatments and can incur substantial downstream costs. According to a report by Pinnacle Health, the estimated cost of misdiagnosis within the healthcare system is $750 billion annually. Most importantly however, patients pay the ultimate price of misdiagnosis with increased morbidity and mortality. Developing diagnostic products that increase accuracy, while also providing improved workflow and economic outcomes to laboratories is key to addressing this problem and delivering better diagnostic care.

Market

Our market is the United States domestic oncology market where we participate as a commercial diagnostic laboratory and market our products. The oncology total available market, (“TAM”), is estimated to exceed $20 billion in 2023, with an estimated compound annual growth rate exceeding 5%. We also provide new technologies to the oncology diagnostic laboratory market in the form of HemeScreen and IV-Cell product offerings. The diagnostics product market is estimated to have annual revenues exceeding $14 billion by 2025.  The annual growth rate of each market segment is estimated at 5%. Successful deployment within the United States will be closely followed by international marketing where the same product opportunities exist for our products.

From our New Haven, Connecticut commercial lab, we currently provide diagnostic blood cancer testing services to oncology practices in over 20 states.  Building on our commercial laboratory expertise, we have developed several impactful diagnostic technologies that are more cost effective than current industry alternatives, which reduces the diagnostic testing time and improves efficiencies to perform such tests. We anticipate gaining a share of the oncology diagnostic product market as commercial diagnostic laboratories and oncology practices adopt these new cost effective technologies.

Our Technologies

Our strategy is to develop, manufacture and sell multiple technologies that we expect to be adopted by laboratories. Since we operate a clinical laboratory, we have access to patient samples that can, in parallel to the clinical work we conduct, be utilized to develop these new technologies. Since its inception, our R&D team has developed two products that are offered in the market, and we continue to develop a robust pipeline of products we expect to launch in the future. The following is a description of the two products currently on the market:

1.	HemeScreenTM

The ongoing introduction of new, genetic-based targeted therapies have made molecular testing a mainstream and essential component of the diagnostic process. WHO (World Health Organization) and NCCN (The National Comprehensive Cancer Network®) guidelines have delineated the testing requirements of several specific genetic markers that are required during the diagnostic workup based on the patient's disease state.

The current products on the market offer two solutions for genetic testing. One of those solutions is single-gene testing products via various testing modalities; the other solution is broad, NGS (Next Generation Sequencing) panels that typically range from 50 to >500 genes in one panel. There are benefits and drawbacks to both current product options. While the single-gene products are focused, a lab requires multiple different products to address the clinical testing needs; using multiple products requires the purchase of multiple products and multiple testing machines, requiring the lab to spend substantial capital expenditures; a complex lab workflow; the splitting of a sample; all resulting in poor economics. Poor economics of an assay require the laboratory to batch samples, resulting in lengthy turnaround time to provide results to patients, and impacting patient care. Conversely, NGS, although providing broad gene coverage, is cumbersome and expensive to operate, thus resulting in lengthy TAT; and is costly to the payors who are reluctant to pay for the testing of 50 genes, when only 5 are defined as medically necessary.

A small panel targeted approach that operates on a single, low-cost, and easy-to-operate platform should be considered an attractive solution that provides the clinician with the answers they need while maintaining a simple, cost-effective workflow and economic model within the laboratory. HemeScreen utilizes an inexpensive RT-PCR (reverse transcription polymerase chain reaction). HemeScreen is a set of disease-specific reagents that provide a simple workflow, is easy to use, and create attractive economics to the lab, resulting in their ability to reduce batches and provide faster TAT. Our customers that utilize HemeScreen have demonstrated a reduction in TAT of 2 weeks to 2 days, and have also improved their financial outcome through this cost-effective technology.

The first panel developed using HemeScreen technology was our Myeloproliferative Neoplasms (MPN) panel. We have since added Acute Myeloid Leukemia (AML), Chronic Lymphocytic Leukemia (CLL), Cytopenia, and BCR-ABL panels, evolving HemeScreen into a “suite” of robust genetic diagnostic panels, and we expect the release of additional diagnostic panels during 2023.

We own a provisional patent application on our proprietary panels. Our technology enables testing to be completed in one rapid scanning process. The HemeScreen panels test for the presence of various mutations. In developing HemeScreen, we focused on improving the economics of providing blood cancer diagnostic tests and reducing laboratory technician time consumed in the testing process. By using our HemeScreen media, laboratories can:

•	Avoid the cost of multiple platforms and test all the genes on one single platform;

•	Reduce the threshold of expertise required to perform these tests;

•	Reduce the batch requirements for the test and to subsequently significantly reduce the turnaround time for patient results;

•	Provide improved clinical service to physicians; and

•	Yield significant revenue to the laboratory.

2.	IV-CellTM

The cytogenetics laboratory workflow of bone marrow and peripheral blood samples suffers from an inherent flaw. The flaw stems from the requirement of the oncologist to provide their clinical suspicion, which determines the pathway of diagnosis, and guides the laboratory in the testing to be conducted, intended to confirm/rule out the oncologist’s clinical suspicion.

When a laboratory receives a sample, the cytogenetics laboratory must immediately set up the sample for cell culturing. Faced with four different options of cell lineages for culturing – myeloid, B-cell, T-cell, and Plasma, current products limit the laboratory to select only one cell lineage to culture. This selection is typically based solely on the clinical suspicion provided; hence, if the clinical suspicion is incorrect, the laboratory will have cultured the wrong cell lineage, potentially arriving at a false negative result. Our data shows this occurs in approximately 40% of patient cases, creating a substantial driver of misdiagnoses.

IV-Cell is a proprietary cell culture media that addresses the problem of diagnostic mistakes through the process of selective culturing. IV-Cell is a universal media that enables simultaneous culturing of all four hematopoietic cell lineages. Developed by Precipio, the culturing technology ensures that the laboratory is able to obtain sufficient information through other test modalities, thereby not relying solely on clinical suspicion, in order to ultimately select the correct cell lineage for culturing and evaluation.

IV-Cell was validated in our laboratory in parallel with existing commercially available reagents and has successfully demonstrated superior results compared to MarrowMax. Subsequently, IV-Cell has been used at our laboratory for the past few years on more than 1,000 clinical specimens, producing superior diagnostic results.

We are marketing this technology by providing major laboratories with access to the media. The IV-Cell technology and media can be purchased via a direct supply contract, whereby we are contracted with a manufacturer (under license and non-disclosure) to produce the media.

Corporate History

Precipio, Inc. was incorporated in Delaware on March 6, 1997. Our principal office is located at 4 Science Park, New Haven, Connecticut 06511.

Our internet address is www.precipiodx.com. Information found on our website is not incorporated by reference into this report and should not be considered as part of this report. We make available free of charge through our website our Securities and Exchange Commission, (“SEC”), filings, including exhibits, furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. You can review our electronically filed reports and other information that we file with the SEC on the SEC’s web site at http://www.sec.gov.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks referenced below and described in the documents incorporated by reference in this prospectus and any applicable prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks referenced below and described in the documents incorporated herein by reference, including our annual report on Form 10-K for the fiscal year ended December 31, 2022, which is on file with the SEC and is incorporated herein by reference, and other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement, and the documents incorporated by reference into this prospectus and each prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act, which are subject to the "safe harbor" created by those sections. The forward-looking statements are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements in this prospectus include, but are not limited to, statements about:

•	the progress, timing and amount of expenses associated with our development and commercialization activities;

•	our plans and ability to develop and commercialize new products and services, and make improvements to our existing products and services;

•	our ability or the amount of time it will take to achieve successful reimbursement of our existing and future products and services from third-party payors, such as commercial insurance companies and health maintenance organizations, and government insurance programs, such as Medicare and Medicaid;

•	the accuracy of our estimates of the size and characteristics of the markets that may be addressed by our products;

•	the success of our study to demonstrate the impact of academic pathology expertise on diagnostic accuracy, and any other studies or trials we may conduct;

•	our intention to seek, and our ability to establish, strategic collaborations or partnerships for the development or sale of our products and the effectiveness of such collaborations or partnerships;

•	our expectations as to future financial performance, expense levels and liquidity sources;

•	our anticipated cash needs and our estimates regarding our capital requirements and our needs for additional financing, as well as our ability to obtain such additional financing on reasonable terms;

•	our anticipated cash needs and our estimates regarding our capital requirements and our needs for additional financing, as well as our ability to obtain such additional financing on reasonable terms;

•	our ability to compete with other companies that are or may be developing or selling products that are competitive with our products;

•	our ability to build a sales force to market our products and services, and anticipated increases in our sales and marketing costs due to an expansion in our sales force and marketing activities;

•	federal and state regulatory requirements, including potential United States Food and Drug Administration regulation of our products or future products;

•	anticipated trends and challenges in our potential markets;

•	our ability to attract and retain key personnel; and

•	other factors discussed elsewhere in this prospectus

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

The forward-looking statements in this prospectus represent our views as of the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby, if any, for working capital and general corporate purposes, including research and development expenses and capital expenditures, which may include costs of funding future acquisitions or for any other purpose we describe in the applicable prospectus supplement.

We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending the use of net proceeds, we plan to invest the net proceeds in short-term interest-bearing investment-grade securities, certificates of deposit or government securities.

DIVIDEND POLICY

We have never declared or paid dividends on our common stock. We do not anticipate paying any dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. Any future determination to declare dividends will be subject to the discretion of our board of directors and will depend on various factors, including applicable laws, our results of operations, financial condition, future prospects and any other factors deemed relevant by our board of directors. Investors should not purchase our common stock with the expectation of receiving cash dividends.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.01 per share, and 15,000,000 shares of preferred stock, par value $0.01 per share. As of April 11, 2023, there were 23,436,798 shares of our common stock outstanding and 47 shares of Series B preferred stock outstanding convertible into an aggregate of 117,500 shares of common stock. In addition, as of April 11, 2023, options to purchase 4,764,905 shares of our common stock were outstanding at a weighted average exercise price of $2.33 per share, 227,662 shares of our common stock were reserved for future grants under our stock option plans and warrants to purchase 689,131 shares of our common stock were outstanding at a weighted average exercise price of $6.33 per share.

The following description of our capital stock and provisions of our amended and restated certificate of incorporation, amended and restated by-laws and certificate of designation are summaries of material terms and provisions and are qualified by reference to our amended and restated certificate of incorporation, amended and restated by-laws and certificates of designation, copies of which have been previously filed with the SEC.

Common Stock

We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of our common stock do not have cumulative voting rights in the election of directors. Subject to the preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding preferred stock. There are no sinking fund provisions applicable to our common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we have designated and issued and may designate and issue in the future.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. The 15,000,000 shares of preferred stock authorized under our amended and restated certificate of incorporation are undesignated as to preferences, privileges and restrictions, other than as set forth herein. Our Board of Directors will determine the rights, preferences and privileges of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, including dividend rights, conversion rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

If we issue and sell shares of preferred stock pursuant to this prospectus, together with any applicable prospectus supplement or free writing prospectus, the shares will be fully paid and nonassessable.

The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our amended and restated certificate of incorporation if the amendment would change the par value, the number of authorized shares of the class or the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, financings and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Series B Preferred Stock

On August 25, 2017, we filed a Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Series B Certificate of Designation”) with the State of Delaware, which designates 6,900 shares of our preferred stock as Series B Senior Convertible Preferred Stock (the “Series B Preferred Stock”). The Series B Preferred Stock has a stated value of $1,000 per share and a par value of $0.01 per share.

If, prior to the second anniversary of the original issue date of the Series B Preferred Stock, we sell or grant any option to purchase or sell or grant any right to reprice, or otherwise dispose of or issue, any of our common stock or securities convertible into or exercisable for shares of our common stock at an effective price per share that is lower than the then effective Series B Conversion Price (as defined below), then the Series B Conversion Price will be reduced to equal the higher of (A) such lower price or (B) $0.75, subject to an exception for the following types of issuances (i) issuances to our employees, officers or directors pursuant to any stock or option plan adopted by a majority of the non-employee members of our Board of Directors or committee thereof, (ii) issuances upon the exercise or exchange of any securities issued in connection with the August 2017 Offering or convertible into shares of common stock issued and outstanding on the date of the underwriting agreement entered into in connection with the August 2017 Offering, provided that such securities have not been amended since the date of the underwriting agreement to increase the number of securities or decrease the exercise, exchange or conversion price, or (iii) issuances pursuant to acquisitions or strategic transactions approved by a majority of the disinterested members of our Board of Directors, provided that such securities are “restricted securities” under Rule 144 and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the 90-day period following the original issuance date of the Series B Preferred Stock, and provided that any such issuance is to a person or its equity holders that is an operating company or an owner of an asset in a business synergistic with the business of our company and will provide our company with additional benefits in addition to the investment of funds, but will not include a transaction in which we issue securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities (the issuances referred to in (i) through (iii) above, the “Exempt Issuances”).

In the event of a liquidation, the holders of Series B Preferred Shares are entitled to an amount equal to the par value of the Series B Preferred Stock and thereafter to participate on an as-converted-to-common stock basis with holders of the common stock in any distribution of our assets to the holders of the common stock. The Series B Certificate of Designation provides, among other things, that we will not pay any dividends on shares of common stock (other than dividends in the form of common stock) unless and until such time as we pay dividends on each Series B Preferred Share on an as-converted basis. Other than as set forth in the previous sentence, the Series B Certificate of Designation provides that no other dividends will be paid on Series B Preferred Shares and that we will pay no dividends (other than dividends in the form of common stock) on shares of common stock unless we simultaneously comply with the previous sentence. The Series B Certificate of Designation does not provide for any restriction on the repurchase of Series B Preferred Shares by us while there is any arrearage in the payment of dividends on the Series B Preferred Shares. There are no sinking fund provisions applicable to the Series B Preferred Shares.

In addition, in the event we consummate a merger or consolidation with or into another person or other reorganization event in which our shares of common stock are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of common stock, then following such event, the holders of the Series B Preferred Shares will be entitled to receive upon conversion of the Series B Preferred Shares the same kind and amount of securities, cash or property which the holders would have received had they converted the Series B Preferred Shares immediately prior to such fundamental transaction. Any successor to us or surviving entity is required to assume the obligations under the Series B Preferred Shares.

Notwithstanding the foregoing, in the event we are not the surviving entity of a fundamental transaction or in the event of a reverse merger or similar transaction where we are the surviving entity, then, automatically and contemporaneous with the consummation of such transaction, the surviving entity (or our company in the event of a reverse merger or similar transaction) will purchase the then outstanding shares of Series B Preferred Stock by paying and issuing, in the event that such consideration given to the holders of our common stock is non-cash consideration, as the case may be, to each holder an amount equal to the cash consideration plus the non-cash consideration in the form issuable to the holders of our common stock (in the case of a reverse merger or similar transaction, shares of common stock issuable to the holders of the acquired company) per share of our common stock in the fundamental transaction multiplied by the number of shares of common stock underlying the shares of Series B Preferred Stock held by the holder on the date immediately prior to the consummation of the fundamental transaction. Such amount will be paid in the same form and mix (whether securities, cash or property, or any combination of the foregoing) as the consideration received by holders of our common stock in the fundamental transaction.

With certain exceptions, as described in the Series B Certificate of Designation, shares of Series B Preferred Stock, or Series B Preferred Shares, have no voting rights. However, as long as any shares of Series B Preferred Shares remain outstanding, the Series B Certificate of Designation provides that we may not, without the affirmative vote of holders of a majority of the then-outstanding Series B Preferred Shares, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Shares or alter or amend the Series B Certificate of Designation, (b) increase the number of authorized shares of Series B Preferred Shares or (c) amend our Certificate of Incorporation or other charter documents in any manner that adversely affects any rights of holders of Series B Preferred Shares.

Each Series B Preferred Share is convertible at any time at the holder’s option into a number of shares of common stock equal to $1,000 divided by the Series B Conversion Price. The “Series B Conversion Price” was initially $37.50 and is subject to adjustment for stock splits, stock dividends, distributions, subdivisions and combinations and, as discussed above, certain dilutive issuances of our common stock or securities convertible into or exercisable for shares of our common stock. In November 2017, at the time of our issuance of our Series C Preferred Stock, the conversion price of the Series B Preferred Stock was reduced from $37.50 per share to $21.00 per share. In February 2018, we entered into an equity purchase agreement and, as a result, the conversion price of the Series B Convertible Preferred Stock was automatically adjusted from the reduced $21.00 per share price to $15.60 per share. On March 21, 2018, the Series B Conversion Price was reduced from $15.60 to $11.25 as a result of our letter agreement with certain holders of shares of our Series B Preferred Stock and Series C Preferred Stock (the “Letter Agreement”). In April 2018, as a result of a securities purchase agreement pursuant to which we agreed to issue up to approximately $3,296,703 in Senior Secured Convertible Promissory Notes, the Series B Conversion Price was automatically adjusted from $11.25 per share to $4.50 per share. On November 29, 2018, as a result of the Amendment Agreement, the Series B Conversion Price was automatically adjusted from $4.50 per share to $2.25 per share. On March 26, 2020 as a result of the Amendment No. 1 Agreement, the Series B Conversion Price was reduced from $2.25 to $0.40 and is subject to further adjustment as set forth in the Series B Certificate of Designation. Notwithstanding the foregoing, the Series B Certificate of Designation further provides that we may not effect any conversion of Series B Preferred Shares, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of Series B Preferred Shares (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of our common stock in excess of 4.99% (or, at the election of the holder, 9.99%) of the shares of our common stock then outstanding after giving effect to such exercise (the “Preferred Stock Beneficial Ownership Limitation”); provided, however, that upon notice to us, the holder may increase or decrease the Preferred Stock Beneficial Ownership Limitation, provided that in no event may the Preferred Stock Beneficial Ownership Limitation exceed 9.99% and any increase in the Preferred Stock Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us.

As of April 11, 2023, 47 shares of Series B Preferred Stock are outstanding.

Stock Options and Stock Awards

As of April 11, 2023, we had outstanding options to purchase an aggregate of 4,764,905 shares of our common stock with exercise prices ranging from $0.62 to $2,490.00 per share, with an approximate weighted average exercise price of $2.33 per share.

Warrants

As of April 11, 2023, we had outstanding warrants to purchase an aggregate of 689,131 shares of our common stock with exercise prices ranging from $5.40 to $9.56 per share, with an approximate weighted average exercise price of $6.33 per share.

2018 Common Warrants

In 2018, we sold warrants to purchase 534,788 shares of common stock.

Form. The warrants are issued as individual warrant agreements to each individual purchaser of a warrant.

Term. The warrants are immediately exercisable at any time on or after the date which is six months after the date of issuance date and will expire upon 11:59 p.m., New York time, on the five-year anniversary of the issuance date.

Exercise price. Each warrant has an initial exercise price per share equal to 150% of the closing price on Issuance Date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, combinations, reorganizations or similar events affecting our common stock and the exercise price, may be lowered by us.

Exercisability. The warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed written exercise notice accompanied by, within one trading day, payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). No fractional shares of common stock will be issued in connection with the exercise of the warrant. In lieu of fractional shares, we will round up to the next whole share.

Exercise limitations. A holder (together with its affiliates) may not exercise any portion of such holder’s warrant to the extent that the holder would own more than 4.99% of the common stock, such percentage ownership is determined in accordance with Section 13(d) of the Exchange Act. Upon exercise of the warrant, we shall not be obligated to issue any shares of common stock, and the holder of the warrant shall not have the right to receive any shares of common stock if the issuance of such shares would exceed the aggregate number of shares of common stock we are permitted to issue under the rules or regulations of the Nasdaq Capital Market, subject to certain exceptions.

Cashless exercise. If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the shares of common stock issuable upon exercise of the warrants, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may, in its sole discretion, elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the warrants.

Fundamental transactions. In the event of any fundamental transaction, as described in the warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, acquisition of more than 50% of outstanding shares of common stock or reclassification of our shares of common stock, then upon any subsequent exercise of a warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock (or its equivalent) of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the warrant is exercisable immediately prior to such event.

Transferability. Warrant may be offered for sale, sold, transferred or assigned without our consent.

Exchange listing. There is no established trading market for the warrants. We do not intend to list the warrants on any securities exchange or nationally recognized trading system.

Right as a stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

2019 Common Warrants

In 2019, we sold warrants to purchase 154,343 shares of common stock.

Form. The warrants are issued as individual warrant agreements to each individual purchaser of a warrant.

Term. The warrants are immediately exercisable at any time on or after the date which is six months after the date of issuance date and will expire upon 11:59 p.m., New York time, on the five-year anniversary of the issuance date.

Exercise price. Each warrant has an initial exercise price per share equal to $9.56. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, combinations, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability. The warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed written exercise notice accompanied by, within one trading day, payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). No fractional shares of common stock will be issued in connection with the exercise of the warrant. In lieu of fractional shares, we will round up to the next whole share.

Exercise limitations. A holder (together with its affiliates) may not exercise any portion of such holder’s warrant to the extent that the holder would own more than 4.99% of the common stock, such percentage ownership is determined in accordance with Section 13(d) of the Exchange Act.

Cashless exercise. If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the shares of common stock issuable upon exercise of the warrants, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may, in its sole discretion, elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the warrants.

Fundamental transactions. In the event of any fundamental transaction, as described in the warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, acquisition of more than 50% of outstanding shares of common stock or reclassification of our shares of common stock, then upon any subsequent exercise of a warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock (or its equivalent) of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the warrant is exercisable immediately prior to such event.

Transferability. Warrant may be offered for sale, sold, transferred or assigned without our consent.

Exchange listing. There is no established trading market for the warrants. We do not intend to list the warrants on any securities exchange or nationally recognized trading system.

Right as a stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

Antitakeover Effects of Delaware Law and Provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws

Certain provisions of the Delaware General Corporation Law and of our amended and restated certificate of incorporation and amended and restated by-laws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and, as a consequence, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions are also designed in part to encourage anyone seeking to acquire control of us to first negotiate with our board of directors. These provisions might also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests. However, we believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

Delaware Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

•	at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws. Our amended and restated certificate of incorporation and amended and restated by-laws include a number of provisions that may have the effect of delaying, deferring or discouraging another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board composition and filling vacancies. In accordance with our amended and restated certificate of incorporation, our board is divided into three classes serving staggered three-year terms, with one class being elected each year. Our amended and restated certificate of incorporation also provides that directors may be removed only for cause and then only by the affirmative vote of the holders the majority of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum.

No written consent of stockholders. Our amended and restated certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our by-laws or removal of directors by our stockholder without holding a meeting of stockholders.

Meetings of stockholders. Our amended and restated by-laws provide that only a majority of the members of our board of directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our amended and restated by-laws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance notice requirements. Our amended and restated by-laws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in our amended and restated by-laws.

Amendment to certificate of incorporation and by-laws. As required by the Delaware General Corporation Law, any amendment of our amended and restated certificate of incorporation must first be approved by a majority of our board of directors, and if required by law or our amended and restated certificate of incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment, and a majority of the outstanding shares of each class entitled to vote thereon as a class, Our amended and restated by-laws may be amended by the affirmative vote of a majority vote of the directors then in office, subject to any limitations set forth in the amended and restated by-laws; and may also be amended by the affirmative vote of at least a majority of the outstanding shares entitled to vote on the amendment, or, if the board of directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.

Undesignated preferred stock. Our amended and restated certificate of incorporation provides for authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our amended and restated certificate of incorporation grants our board of director’s broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Choice of forum. Our amended and restated by-laws provide that the Court of Chancery of the State of Delaware is the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a breach of fiduciary duty, any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our certificate of incorporation or our by-laws, or any action asserting a claim against us that is governed by the internal affairs doctrine. Although our amended and restated by-laws contain the choice of forum provision described above, it is possible that a court could rule that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is EQ Shareowner Services, 1110 Centre Pointe Curve Suite 101, Mendota Heights, MN 55120, Tel: 855-217-6361. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “PRPO”.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of debt securities and indentures that describes the terms of the particular series of debt we are offering. We urge you to read the applicable prospectus supplements related to the particular debt securities that we may offer under this prospectus, as well as any related free writing prospectuses, and the indentures that contain the terms of the debt securities.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the periods during which, and places at which, the warrants are exercisable;

•	the manner of exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	the applicable United States federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

Modification without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity, including modifying any provisions of the governing unit agreement that differ from those described below;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•	reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•	If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by Delaware law.

Form, Exchange and Transfer

Unless the accompanying prospectus supplement states otherwise, we will issue each unit in global — i.e., book-entry — form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Unless the accompanying prospectus supplement states otherwise, each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

•	Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•	Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•	If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods or any other method permitted by law.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415 (a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.

If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Goodwin Procter LLP, New York, New York. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of Precipio, Inc. as of and for the years ended December 31, 2022 and 2021 appearing in our Annual Report on Form 10-K filed for the year ended December 31, 2022, have been audited by Marcum LLP, independent registered public accounting firm, to the extent and for the periods as set forth in their report which includes an explanatory paragraph as to the Company's ability to continue as a going concern, thereon, and incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). We also maintain a website at www.kymeratx.com. The information contained in or accessible from our website is not incorporated into this prospectus, and you should not consider it part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Capital Stock.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon request and without charge. Written requests for such copies should be directed to Precipio, Inc., 4 Science Park, New Haven, Connecticut 06511, telephone: (203) 787-7888. Information contained on our website is not incorporated by reference into this prospectus and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of the filing of this registration statement and prior to the effectiveness of this registration statement, except as to any portion of any future report or document that is not deemed filed under such provisions, until we sell all of the securities:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 30, 2022;

•	Our Current Report on Form 8-K filed with the SEC on April 17, 2023;

•	The portions of our definitive proxy statement on Schedule 14A relating to our 2023 Annual Meeting of Stockholders, as filed with the SEC on April 25, 2022 that are deemed “filed” with the SEC under the Exchange Act; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on June 29, 2017, including any amendments or reports filed for the purposes of updating this description.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing us at the following address:

Precipio, Inc.

4 Science Park

New Haven, CT 06511

(203) 787-7888

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at http://www.precipiodx.com (Click the “Investors” link and then the “SEC Filings” link). Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

 $50,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

PROSPECTUS

              , 2023

The information in this prospectus supplement is not complete and may be changed. A registration statement relating to these securities became effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION	DATED April 25, 2023

Up to $5,800,000

Common Stock

On April 14, 2023, we entered into a certain Sales Agreement, or sales agreement, with A.G.P./Alliance Global Partners, or A.G.P., relating to shares of our common stock offered by this prospectus supplement. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to approximately $5.8 million from time to time through A.G.P.

Our common stock is listed on the Nasdaq Capital Market under the symbol “PRPO.” On April 21, 2023, the last reported sale price of our common stock was $0.6551. The aggregate market value of our outstanding common stock held by non-affiliates was approximately $19.2 million, which was calculated based on 22,639,479 shares of outstanding common stock held by non-affiliates as of April 11, 2023, and a price per share of $0.85, the closing price of our common stock on February 24, 2023 . Pursuant to General Instruction I.B.6. of Form S-3, so long as our public float remains below $75.0 million, in no event will we sell securities with a value of more than one-third of our public float in any 12-month period under the registration statement of which this prospectus is a part. During the 12 calendar months prior to and including the date of this prospectus, we have offered and sold $634,628 in value of shares of our common stock pursuant to General Instruction I.B.6 of Form S-3.

Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. If authorized by us in writing, A.G.P. may also sell shares of our common stock in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices. A.G.P. is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between A.G.P. and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to A.G.P. for sales of common stock sold pursuant to the sales agreement will be equal to 3.0% of the gross proceeds of any shares of common stock sold under the sales agreement. In connection with the sale of the common stock on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to A.G.P. with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended, or the Exchange Act.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page 36 of this prospectus supplement, and in our Annual Report on Form 10-K for the year ended December 31, 2022, which are incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

________________________

A.G.P.

The date of this prospectus supplement is                  , 2023.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

ABOUT THIS PROSPECTUS

We are responsible for the information contained and incorporated by reference in this prospectus and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under the shelf registration, we and/or selling stockholders may offer shares of our common stock and preferred stock, various series of warrants to purchase common stock or preferred stock, debt securities or any combination thereof, from time to time in one or more offerings.

If the information contained in this prospectus differs or varies from the information contained in any document incorporated by reference herein that was filed with the SEC before the date of this prospectus, you should rely on the information set forth in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a subsequently filed document deemed incorporated by reference in this prospectus), the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the Sales Agent has not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus or contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. We and the Sales Agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide.

The information contained in this prospectus and the documents incorporated by reference herein is accurate only as of their respective dates, regardless of the time of delivery of any such document or the time of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus in making your investment decision. You should read this prospectus, as well as the documents incorporated by reference herein, the additional information described under the section titled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus and any free writing prospectus that we have authorized for use in connection with this offering, before investing in our common stock.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. This prospectus and the documents incorporated by reference herein also contain estimates, projections and other information concerning our industry, our business, and the markets for certain diseases, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

When used herein, unless the context requires otherwise, references to the “Company,” “we,” “our” and “us” refer to Precipio, Inc., a Delaware corporation.

PROSPECTUS SUMMARY

This summary highlights selected information about us and this offering and does not contain all of the information that you should consider before investing in our securities. Before investing in our common stock, you should carefully read the information contained and incorporated by reference in this prospectus, including the sections titled “Risk Factors” and the financial statements and accompanying notes.

Overview

Precipio, Inc., and its subsidiaries, (collectively, “we”, “us”, “our”, the “Company” or “Precipio”) is a healthcare biotechnology company focused on cancer diagnostics. Our mission is to address the pervasive problem of cancer misdiagnoses by developing solutions to mitigate the root causes of this problem in the form of diagnostic products, reagents and services. Misdiagnoses are caused by numerous factors, among them outdated diagnostic technologies, lack of subspecialized expertise, and sub-optimal laboratory processes that are needed in today’s diagnostic cancer testing in order to provide accurate, rapid, and resource-effective results to treat patients. We focus on blood related cancers which represent some of the most complex cancers to diagnose, and are prone to some of the highest rates of misdiagnosis; industry studies estimate 1 in 5 blood-cancer patients are misdiagnosed. As cancer diagnostic testing has evolved from a cellular to a molecular/genetic-based approach, laboratory testing has become extremely complex, requiring even greater diagnostic precision, attention to process and a more appropriate evaluation of the abundance of genetic data to effectively gather, consider, analyze and present information for the physician for patient treatment.

Corporate Information

Precipio, Inc. was incorporated in Delaware on March 6, 1997.  Our principal office is located at 4 Science Park, New Haven, Connecticut 06511. Our website address is www.precipiodx.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. Our current and future annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC are available, free of charge, through our website as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. Our SEC filings can be accessed through the investors section of our website. The information contained on, or accessible through, our website is not intended to be part of this prospectus or any report we file with, or furnish to, the SEC and incorporated by reference herein. Our common stock trades on The Nasdaq Capital Market, or NASDAQ, under the symbol “PRPO.”

Implications of Being a Smaller Reporting Company

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter.

THE OFFERING

Common stock offered by us:	Shares of our common stock having an aggregate offering price of up to approximately $5.8 million.

Common stock to be outstanding immediately after this offering(1):	Up to 32,499,298 shares (as more fully described in the notes following this table), assuming sales of 9,062,500 shares of our common stock in this offering at an offering price of $0.64 per share, which was the last reported sale price of our common stock on The Nasdaq Capital Market on April 11, 2023. The actual number of shares issued will vary depending on how many shares of our common stock we choose to sell and the prices at which such sales occur.

Plan of distribution:	“At the market offering” that may be made from time to time through or to A.G.P., as sales agent or principal. See “Plan of Distribution” on page 42 of this prospectus supplement.

Use of proceeds:	Our management will retain broad discretion regarding the allocation and use of the net proceeds. We currently intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and marketable securities, to working capital and other general corporate purposes. See “Use of Proceeds” on page 40 of this prospectus.

Risk factors:	Investing in our common stock involves significant risks. See “Risk Factors” on page 36 of this prospectus and under similar headings in the documents incorporated by reference into this prospectus for a discussion of the factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Capital Market symbol:	“PRPO”

(1) Based on 23,436,798 shares of common stock outstanding as of April 11, 2023 and excludes the following as of that date:

●	689,131 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $6.33 per share;

●	4,764,905 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $2.33 per share;

●	117,500 shares of our common stock issuable upon conversion of 47 shares of our Series B Preferred Stock; and

●

227,662 shares of common stock available for future grants under our Amended and Restated 2017 Stock Option and Incentive Plan, as amended (the “2017 Plan”) as well as any automatic increases in the number of common shares reserved for issuance under the 2017 Plan after the date of this prospectus.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendments thereto reflected in subsequent filings with the SEC, each of which are incorporated by reference in this prospectus, and all of the other information in this prospectus, including our financial statements and related notes incorporated by reference herein. If any of these risks is realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our common stock could decline and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we currently believe to be immaterial may also materially harm our business, financial condition, results of operations and prospects and could result in a complete loss of your investment.

We have broad discretion in the use of the net proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return on your investment.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” as well as our existing cash, and you will be relying on the judgment of our management regarding such application. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used effectively. Our management might not apply the net proceeds or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering or our existing cash in ways that enhance stockholder value, we may fail to achieve expected results, which could cause our stock price to decline. Pending their use, we may invest the net proceeds from this offering in short-term U.S. Treasury securities with insignificant rates of return. These investments may not yield a favorable return to our stockholders.

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase in the offering. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.

The offering price per share in this offering may exceed the pro forma net tangible book value per share of our common stock outstanding as of December 31, 2022. Assuming that we sell an aggregate of 9,062,500 shares of our common stock at a price of $0.64 per share, the last reported sale price of our common stock on Nasdaq on April 11, 2023, for aggregate gross proceeds of approximately $5,800,000, and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $0.37 per share, representing the difference between the assumed offering price and our pro forma as adjusted net tangible book value per share as of December 31, 2022, after giving effect to this offering and the assumed offering price.

In addition, we have a significant number of stock options outstanding. The exercise of any of these outstanding options would result in further dilution. Future issuances of common stock or common stock-related securities, together with the exercise of outstanding stock options, if any, may result in further dilution. Further, because we expect we will need to raise additional capital to fund our future activities, we may in the future sell substantial amounts of common stock or securities convertible into or exchangeable for common stock.

See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering. In addition, to the extent we need to raise additional capital in the future and we issue additional shares of common stock or securities convertible or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering.

Future sales and issuances of our common stock or rights to purchase common stock, including pursuant to our equity incentive plans, could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

Additional capital will be needed in the future to continue our planned operations. To the extent we issue additional equity securities to raise capital or pursuant to our 2017 Plan or other contractual obligations, our stockholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell or issue common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. These sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.

In addition, sales of a substantial number of shares of our outstanding common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares of common stock intend to sell shares, could reduce the market price of our common stock. Persons who were our stockholders prior to our initial public offering continue to hold a substantial number of shares of our common stock that many of them are now able to sell in the public market. Significant portions of these shares are held by a relatively small number of stockholders. Sales by our stockholders of a substantial number of shares, or the expectation that such sales may occur, could significantly reduce the market price of our common stock.

The actual number of shares we will issue under the sales agreement with A.G.P., at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement with A.G.P. and compliance with applicable law, we have the discretion to deliver placement notices to A.G.P. at any time throughout the term of the sales agreement. The number of shares that are sold by A.G.P. after delivering a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with A.G.P.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Sales of a substantial number of our shares of common stock in the public markets, or the perception that such sales could occur, could cause our stock price to fall.

We may issue and sell additional shares of commons stock in the public markets, including during this offering. As a result, a substantial number of our shares of common stock may be sold in the public market. Sales of a substantial number of our shares of common stock in the public markets, including during this offering, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

Because we do not currently intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

We have never paid cash dividends on our common stock and do not plan to pay any cash dividends in the near future. We currently intend to retain all of our future earnings, if any, to finance the operation, development and growth of our business. Furthermore, any future debt agreements may also preclude us from paying or place restrictions on our ability to pay dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain with respect to your investment for the foreseeable future.

The common stock offered hereby will be sold in an “at the market offering”, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus, each prospectus supplement, and the documents incorporated by reference into this prospectus and each prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act, which are subject to the "safe harbor" created by those sections. The forward-looking statements are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements in this prospectus include, but are not limited to, statements about:

●	the progress, timing and amount of expenses associated with our development and commercialization activities;

●	our plans and ability to develop and commercialize new products and services, and make improvements to our existing products and services;

●	our ability or the amount of time it will take to achieve successful reimbursement of our existing and future products and services from third-party payors, such as commercial insurance companies and health maintenance organizations, and government insurance programs, such as Medicare and Medicaid;

●	the accuracy of our estimates of the size and characteristics of the markets that may be addressed by our products;

●	the success of our study to demonstrate the impact of academic pathology expertise on diagnostic accuracy, and any other studies or trials we may conduct;

●	our intention to seek, and our ability to establish, strategic collaborations or partnerships for the development or sale of our products and the effectiveness of such collaborations or partnerships;

●	our expectations as to future financial performance, expense levels and liquidity sources;

●	our anticipated cash needs and our estimates regarding our capital requirements and our needs for additional financing, as well as our ability to obtain such additional financing on reasonable terms;

●	our anticipated cash needs and our estimates regarding our capital requirements and our needs for additional financing, as well as our ability to obtain such additional financing on reasonable terms;

●	our ability to compete with other companies that are or may be developing or selling products that are competitive with our products;

●	our ability to build a sales force to market our products and services, and anticipated increases in our sales and marketing costs due to an expansion in our sales force and marketing activities;

●	federal and state regulatory requirements, including potential United States Food and Drug Administration regulation of our products or future products;

●	anticipated trends and challenges in our potential markets;

●	our ability to attract and retain key personnel; and

●	other factors discussed elsewhere in this prospectus

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

The forward-looking statements in this prospectus represent our views as of the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

USE OF PROCEEDS

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments and others.

The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as the timing and progress of our research and development efforts, our funding requirements and the availability and costs of other funds. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in short-term, investment-grade securities.

DILUTION

If you purchase shares of common stock in this offering, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the pro forma as adjusted net tangible book value per share of our common stock after this offering. Our net tangible book value as of December 31, 2022 was approximately $2.6 million, or $0.11 per share, based on 22,820,260 shares of our common stock outstanding as of December 31, 2022. Net tangible book value per share represents the amount of our total tangible assets, excluding intangible assets, less total liabilities divided by the total number of shares of our common stock outstanding.

Our pro forma net tangible book value as of December 31, 2022 was $3.1, million, or $0.13, per share of common stock. Pro forma net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding, taking into account the receipt of $485,000 subsequent to December 31, 2022, as a result of the sale of 616,538 shares of common stock.

After giving effect to the pro forma described in the preceding paragraph, and the sale by us of 9,062,500 shares of our common stock in this offering at an assumed offering price of $0.64 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on April 11, 2023, and after deducting commissions and estimated aggregate offering expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2022 would have been approximately $8.7 million, or $0.27 per share of common stock. This represents an immediate increase in the pro forma net tangible book value of $0.14 per share to our existing stockholders and an immediate dilution in pro forma net tangible book value of $0.37 per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share		$0.64
Historical net tangible book value per share as of December 31, 2022	$0.11
Increase in net tangible book value per share attributable to the pro forma adjustments described above	$0.02
Pro forma net tangible book value per share as of December 31, 2022	$0.13
Increase in pro forma net tangible book value per share attributable to this offering	$0.14
Pro forma as adjusted net tangible book value per share after this offering		0.27
Dilution per share to new investors in this offering		$0.37

The table above assumes for illustrative purposes that an aggregate of 9,062,500 shares of our common stock are sold during the term of the sales agreement with A.G.P. at a price of $0.64 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on April 11, 2023 for aggregate gross proceeds of approximately $5.8 million. The shares pursuant to the sales agreement with A.G.P. are being sold from time to time at various prices. An increase of $0.50 per share in the price at which the shares are sold from the assumed offering price of $0.64 per share shown in the table above, assuming all of our common stock in this offering is sold at that price, would increase our pro forma as adjusted net tangible book value per share after the offering to $0.30 per share and would increase the dilution in pro forma net tangible book value per share to new investors in this offering to $0.84 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.50 per share in the price at which the shares are sold from the assumed offering price of $0.64 per share shown in the table above, assuming all of our common stock in this offering is sold at that price, would decrease our pro forma as adjusted net tangible book value per share after the offering to $0.13 per share and would decrease the dilution in pro forma net tangible book value per share to new investors in this offering to $0.01 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The information above is based on 23,436,798 shares of common stock outstanding as of April 11, 2023 and excludes the following as of that date:

●	689,131 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $6.33 per share;

●	4,764,905 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $2.33 per share;

●	117,500 shares of our common stock issuable upon conversion of 47 shares of our Series B Preferred Stock; and

●	227,662 shares of common stock available for future grants under our Amended and Restated 2017 Stock Option and Incentive Plan, as amended (the “2017 Plan”) as well as any automatic increases in the number of common shares reserved for issuance under the 2017 Plan after the date of this prospectus.

To the extent that any outstanding options or warrants are exercised, or we otherwise issue additional shares of common stock in the future, at a price less than the public offering price, there will be further dilution to the investors.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

PLAN OF DISTRIBUTION

We have entered into the sales agreement with A.G.P. under which we may issue and sell shares of our common stock from time to time up to $5,800,000 million to or through A.G.P., acting as our sales agent. The sales of our common stock, if any, under this prospectus supplement will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the Nasdaq Capital Market, on any other existing trading market for our common stock or to or through a market maker.

Each time that we wish to issue and sell shares of our common stock under the sales agreement, we will provide A.G.P. with a placement notice describing the amount of shares to be sold, the time period during which sales are requested to be made, any limitation on the amount of shares of common stock that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, A.G.P., acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market, to sell shares of our common stock under the terms and subject to the conditions of the placement notice and the sales agreement. We or A.G.P. may suspend the offering of common stock pursuant to a placement notice upon notice and subject to other conditions.

Settlement for sales of common stock, unless the parties agree otherwise, will occur on the second trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and A.G.P. may agree upon.

We will pay A.G.P. commissions for its services in acting as our sales agent in the sale of our common stock pursuant to the sales agreement. A.G.P. will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds from the sale of our common stock on our behalf pursuant to the sales agreement. We have also agreed to reimburse A.G.P. for its reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) in an amount not to exceed $15,000.

We estimate that the total expenses for this offering, excluding compensation payable to A.G.P. and certain expenses reimbursable to A.G.P. under the terms of the sales agreement, will be approximately $25,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of shares of common stock we sell through this prospectus supplement will be dependent, among other things, on market conditions and our capital raising requirements.

We will report at least quarterly the number of shares of common stock sold through A.G.P. under the sales agreement, the net proceeds to us and the compensation paid by us to A.G.P. in connection with the sales of common stock under the sales agreement.

In connection with the sale of the common stock on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to A.G.P. against certain civil liabilities, including liabilities under the Securities Act.

A.G.P. will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, A.G.P. will not engage in any transactions that stabilizes our common stock.

The offering pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the sales agreement and (ii) termination of the sales agreement as permitted therein. We may terminate the sales agreement in our sole discretion at any time by giving 3 business days’ prior notice to A.G.P. A.G.P. may terminate the sales agreement under the circumstances specified in the sales agreement and in its sole discretion at any time by giving 10 business days’ prior notice to us.

A.G.P. and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us, for which services they have received and may in the future receive customary fees.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be filed with the SEC as an exhibit to a Current Report on Form 8-K.

This prospectus supplement in electronic format may be made available on a website maintained by A.G.P., and A.G.P. may distribute this prospectus supplement electronically.

LEGAL MATTERS

The validity of the shares of common stock to be offered by this prospectus will be passed upon for us by Goodwin Procter LLP, New York, New York. Sheppard, Mullin, Richter & Hampton LLP, New York, New York is acting as counsel to the A.G.P. in connection with certain legal matters relating to this offering.

EXPERTS

The consolidated financial statements of Precipio, Inc. as of and for the years ended December 31, 2022 and 2021 appearing in our Annual Report on Form 10-K filed for the year ended December 31, 2022, have been audited by Marcum LLP, independent registered public accounting firm, to the extent and for the periods as set forth in their report which includes an explanatory paragraph as to the Company's ability to continue as a going concern, thereon, and incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC.

We are subject to the reporting and information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). Written requests for such copies should be directed to Precipio, Inc., 4 Science Park, New Haven, Connecticut 06511, telephone: (203) 787-7888 and our website is located at www. https://www.precipiodx.com/. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website to be part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Capital Stock” in the accompanying base prospectus. We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any shareholder upon request and without charge.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of the filing of this registration statement and prior to the effectiveness of this registration statement, except as to any portion of any future report or document that is not deemed filed under such provisions, until we sell all of the securities:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 30, 2023;

•	Our Current Report on Form 8-K filed with the SEC on April 17, 2023;

•	The portions of our definitive proxy statement on Schedule 14A relating to our 2023 Annual Meeting of Stockholders, as filed with the SEC on April 25, 2023 that are deemed “filed” with the SEC under the Exchange Act; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on June 29, 2017, including any amendments or reports filed for the purposes of updating this description.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing us at the following address:

Precipio, Inc.

4 Science Park

New Haven, CT 06511

(203) 787-7888

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at http://www.precipiodx.com (Click the “Investors” link and then the “SEC Filings” link). Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

$5,800,000

Common Stock

_________________________

PROSPECTUS

_________________________

                            , 2023

A.G.P.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by Precipio in connection with the sale of the common stock being registered. All of the amounts shown are estimates except for the SEC registration fee and the FINRA filing fee.

Total
SEC registration fee		$5,510
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees		*
Miscellaneous		*
Total	$	*

* Estimated expenses not presently known

Item 15. Indemnification of Directors and Officers

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Section 9.1 of Article IX of the Registrant’s Third Amended and Restated Certificate of Incorporation, as amended to date (the “Certificate of Incorporation”), and Section 1 of Article V of the Registrant’s Amended and Restated Bylaws, as amended to date (the “Bylaws”) provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may thereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than such law permitted the Registrant to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and that such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as otherwise provided in the Certificate of Incorporate or Bylaws, as applicable, the Registrant will indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors of the Registrant. The right to indemnification conferred by the Certificate of Incorporation and Bylaws is a contract right and includes the right to be paid by the Registrant the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); and provided, further, that, if the General Corporation Law of the State of Delaware requires it, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Registrant of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under the Certificate of Incorporation or Bylaws, as applicable, or otherwise (hereinafter an “undertaking”).

Section 9.2 of Article IX of the Certificate of Incorporation and Section 2 of Article V of the Bylaws provide that if a claim under Section 9.1 of Article IX of the Certificate of Incorporation or under Section 1 of Article V of the Bylaws, as applicable, is not paid in full by the Registrant within sixty (60) days after a written claim has been received by the Registrant, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Registrant to recover the unpaid amount of the claim. If successful in whole or part in any such suit, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses), it shall be a defense that the indemnitee has not met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware. Likewise, in any suit by the Registrant to recover an advancement of expenses pursuant to the terms of an undertaking, the Registrant shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met such standards. Neither the failure of the Registrant (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Registrant (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right under such indemnification provisions of the Certificate of Incorporation or Bylaws, as applicable, or by the Registrant to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses shall be on the Registrant.

The Registrant has entered into indemnification agreements with each of its directors and executive officers, in addition to the indemnification provisions provided for in its charter documents, and the Registrant intends to enter into indemnification agreements with any new directors and executive officers in the future.

The Registrant also maintains a directors’ and officers’ liability insurance policy that insures the Registrant’s directors and officers against such liabilities as are customarily covered by such policies.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits.

The exhibits to the registration statement are listed in the Exhibit Index to this registration statement and are incorporated herein by reference.

(b) Financial Statement Schedule.

None.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or the Commission, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference into this registration statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That for purposes of determining any liability under the Securities Act, (i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be a part of the registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, on April 25, 2023.

PRECIPIO, INC.
By:	/s/ Ilan Danieli
Ilan Danieli
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Title

1.1	Sales Agreement, dated April 14, 2023, by and between Precipio Inc. and A.G.P. / Alliance Global Partner
2.1	Agreement and Plan of Merger, dated October 12, 2016 by and among Transgenomic, Inc., New Haven Labs Inc. and Precipio Diagnostics, LLC (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K filed on October 13, 2016).
2.2	First Amendment to Agreement and Plan of Merger, dated as of February 3, 2017 by and among Transgenomic, Inc., New Haven Labs Inc. and Precipio Diagnostics, LLC (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K filed on February 2, 2017).
2.3	Second Amendment to Agreement and Plan of Merger, dated as of June 27, 2017 by and among Transgenomic, Inc., New Haven Labs Inc. and Precipio Diagnostics, LLC (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K filed on June 30, 2017).
3.1	Third Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 of the Company’s 8-K filed on June 30, 2017).
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Company’s Form 8-K filed on June 30, 2017).
3.3	Certificate of Elimination (incorporated by reference to Exhibit 3.3 of the Company’s Form 8-K filed on June 30, 2017).
3.4	Certificate of Designation for Series B Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on August 31, 2017).
3.5	Certificate of Designation for Series C Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on November 6, 2017).
3.6	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation, dated April 25, 2019 (incorporated by reference to Exhibit 3.1 of the Company's Form 8-K filed on April 26, 2019).
4.1	Form of Certificate of the Company’s Common Stock (incorporated by reference to Exhibit 4 of the Company’s Registration Statement on Form S-1 (Registration No. 333-32174) filed on March 10, 2000).
4.2	Description of Securities of the Registrant (incorporated by reference to Exhibit 4.7 of the Company’s Form 10-K filed on March 27, 2020).
4.3	Form of indenture for senior debt securities and the related form of senior debt
4.4	Form of indenture for subordinated debt securities and the related form of subordinated debt security.
4.5*	Form of Certificate of Designations
4.6*	Form of Warrant Agreements.
4.7*	Form of Unit Certificate.
4.8*	Form of Preferred Stock Certificate.
5.1	Opinion of Goodwin Procter LLP (incorporated by reference to Exhibit 5.1 of the Company’s Registration Statement on Form S-3 (Registration No. 333-271277) filed on April 14, 2023).
5.2	Opinion of Goodwin Procter LLP relating to the sales agreement prospectus. (incorporated by reference to Exhibit 5.2 of the Company’s Registration Statement on Form S-3 (Registration No. 333-271277) filed on April 14, 2023).
23.1**	Consent of Marcum LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1) (incorporated by reference to Exhibit 23.2 of the Company’s Registration Statement on Form S-3 (Registration No. 333-271277) filed on April 14, 2023).
23.3	Consent of Goodwin Procter LLP (included in Exhibit 5.2) (incorporated by reference to Exhibit 23.3 of the Company’s Registration Statement on Form S-3 (Registration No. 333-271277) filed on April 14, 2023).
24.1	Powers of Attorney (included on signature page) (incorporated by reference to Exhibit 24.1 of the Company’s Registration Statement on Form S-3 (Registration No. 333-271277) filed on April 14, 2023).
25.1*	Statement of Eligibility of Trustee under the Indenture.
107	Filing Fee Table (incorporated by reference to Exhibit 107 of the Company’s Registration Statement on Form S-3 (Registration No. 333-271277) filed on April 14, 2023).

* To be filed, if applicable, by amendment or by a report filed under the Exchange Act and incorporated herein by reference.

** Filed herewith.